Exhibit 4.3

EXHIBIT A

FORM OF REVOLVING LOAN NOTICE

 Date:  _________, ____

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests (select one):

☐ A Borrowing of Revolving Loans	☐ A conversion or continuation of Revolving Loans

1.	On ________________________________ (a Business Day).

2.	In the amount of $ ________________________.

3.	Comprised of ____________________________. [Type of Revolving Loan requested]

4.	In the following currency: ________________________.

5.	For Eurocurrency Rate Loans: with an Interest Period of ______ months.

[With respect to such Borrowing, the undersigned hereby represents and warrants that (i) such request complies with clauses (a), (c) and (d) of the proviso to the first sentence of Section 2.1 of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.1(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing.]

[BORROWER]

By:
Name:
Title:

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, ____

To:           Bank of America, N.A., as Swing Line Lender
 Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On ________________________________ (a Business Day).

2.	In the amount of $ ________________________.

With respect to such Borrowing of Swing Line Loans, the Borrower hereby represents and warrants that (i) such request complies with the requirements of clause (i) of the proviso to the first sentence of Section 2.4(a) of the Credit Agreement and (ii) each of the conditions set forth in Sections 4.2(a) and (b) of the Credit Agreement have been satisfied on and as of the date of such Borrowing of Swing Line Loans.

DEVRY EDUCATION GROUP INC.

By:
Name:
Title:

EXHIBIT C-1

FORM OF NOTE
(DEVRY)

____________________

FOR VALUE RECEIVED, the undersigned (“DeVry”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among DeVry, the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

DeVry promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  Except as otherwise provided in Section 2.4(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Pledge Documents referred to in the Credit Agreement.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

DeVry, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

DEVRY EDUCATION GROUP INC.

By:
Name:
Title:

C-1-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-3

EXHIBIT C-2

FORM OF NOTE
(DESIGNATED BORROWER NOTE)

____________________

FOR VALUE RECEIVED, the undersigned (the “Designated Borrower”), hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Designated Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.  All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein.  This Note is also entitled to the benefits of the Pledge Documents referred to in the Credit Agreement.  Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement.  Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

The Designated Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[DESIGNATED BORROWER]

By:
Name:
Title:

C-2-2

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________, ______

To:           Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________________________ of DeVry, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of DeVry, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.           Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.1(a) of the Credit Agreement for the fiscal year of DeVry ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.           Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.1(b) of the Credit Agreement for the fiscal quarter of DeVry ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of DeVry and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.           The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of DeVry during the accounting period covered by the attached financial statements.

3.           A review of the activities of DeVry during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period DeVry performed and observed all its Obligations under the Loan Documents, and

[select one:]
[to the best knowledge of the undersigned during such fiscal period, DeVry performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--
[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.           The representations and warranties of the Borrowers contained in Article V of the Credit Agreement, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.1 of the Credit Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.           The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

6.           Since the date of the last similar certification, or, if none, the Closing Date:

☐ No Loan Party has been subject to any merger, change in organizational structure or name change [and no new Subsidiaries have been formed].

☐ Attached hereto is documentation evidencing any merger, change in organizational structure, or name change which a Loan Party has been subject or any formation of a new Subsidiary.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________________, ______________.

DEVRY EDUCATION GROUP INC.

By:
Name:
Title:

For the Quarter/Year ended ___________________(“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.15(a) – Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for the period of the four fiscal quarters then ending on the above date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$__________

		2.	Consolidated Interest Charges for Subject Period:	$__________

		3.	provision for income taxes for Subject Period:	$__________

		4.	depreciation expenses for Subject Period:	$__________

		5.	amortization expenses for Subject Period:	$__________

		6.	non-cash expenses incurred for the issuance of employee stock options and other stock based compensation for Subject Period:	$__________

		7.	non-cash and nonrecurring charges for Subject Period:	$__________

		8.	transaction costs and expenses incurred in connection with any consummated capital markets transaction for Subject Period:	$__________

		9.	non-recurring cash charges related to school restructuring, lease terminations and severance and relocation for Subject Period:	$__________

		10.	nonrecurring and non-cash gains for Subject Period:	$__________

		11.	Consolidated EBITDA (Lines I.A.1+2+3+4+5+6+7+8+9-10):	$__________

	B.	Consolidated EBITR for Subject Period:

		1.	Consolidated EBITDA for Subject Period (Line I.A.9 above):	$__________

		2.	depreciation expenses for Subject Period	$__________

		3.	amortization expenses for Subject Period:	$__________

		4.	Consolidated Rental Payments for Subject Period:	$__________

		5.	Consolidated EBITR (Lines I.B.1-2-3+4):	$__________

	C.	denominator for Consolidated Fixed Charge Coverage Ratio for Subject Period:

		1.	dividends paid in cash for the Subject Period:	$__________

		2.	Consolidated Interest Charges for the Subject Period:	$__________

		3.	Consolidated Rental Payments for Subject Period:	$__________

		4.	denominator (Line I.C.1+2+3):	$__________

	D.	Consolidated Fixed Charge Coverage Ratio (Line I.B.5 ÷ Line I.C.4):		__________

	E.	minimum Consolidated Fixed Charge Coverage Ratio permitted for Subject Period:		2.0:1

II.	Section 7.15 (b) – Consolidated Leverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.9 above):		$__________

	B.	Consolidated Funded Indebtedness at Statement Date:		$__________

	C.	Consolidated Leverage Ratio (Line II.B ÷ Line II.A):		$__________

	D.	maximum Consolidated Leverage Ratio permitted for Subject Period:		________: 1.01

III.	Section 7.15(c) - Composite DOE Financial Responsibility Ratio.

	A.	DOE Ratio as of end of last fiscal year:		__________

	B.	minimum DOE Ratio permitted:		1.5:12,3

IV.	Section 7.15(d) – Cohort Default Rate.

	A.	Cohort Default Rate for each School:		See attached Schedule 3

	B.	Compliance with maximum Cohort Default Rate permitted4:		[Yes/No]

1 The maximum Consolidated Leverage Ratio permitted for any Subject Period is set forth on the table in Section 7.15(b) of the Credit Agreement.
2 Provided that the Borrower shall not be required to comply with the DOE Ratio during any waiver or cure period extended by the DOE.
3 Provided that, if a Permitted Acquisition that has total consideration that exceeds $50,000,000 causes the DOE Ratio as of the end of the fiscal year in which that Permitted Acquisition occurred to be less than 1.50:1, than DeVry will not permit the DOE Ratio as of the end of that fiscal year to be less than 1.25:1
4 The Cohort Default Rate shall not exceed (i) the maximum percentage permitted by the DOE for the applicable three consecutive cohort fiscal years in order for such school to participate in Title IV Programs or (ii) the maximum percentage permitted by the DOE for the applicable cohort fiscal year in order for such school to participate in Title IV Programs. A "cohort fiscal year" is a twelve month period commencing on October 1 of a year and ending on September 30 of the following year.

V.	Section 7.15 (e) – Institutional Student Loans.

	A.	Net Institutional Student Loans:	$__________

	B.	Consolidated Net Worth:	$__________

	C.	Line V.A ÷ Line V.B:	__________

	D.	Net Institutional Loans not permitted to exceed 15% of Consolidated Net Worth.

Schedule 3

COHORT DEFAULT RATE FOR EACH SCHOOL

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments, including the Pledge Agreement, delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an
Affiliate/Approved Fund of [identify Lender][and is a Non-Public Lender]1

3.	Borrower(s):	DeVry Education Group Inc., a Delaware corporation, Global Education International, a Barbados corporation, and Global Education International BV, a Netherlands corporation.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement: Credit Agreement dated as of March 31, 2015, among DeVry Education Group Inc., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

1 Select as applicable.

6.           Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans2

_____________3	$________________	$________________	______________%
_____________	$________________	$________________	______________%
_____________	$________________	$________________	______________%

[7.           Trade Date:          __________________]4

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
3 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment”, etc.).
4 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and]5 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:]6

Bank of America, N.A., as L/C Issuer and Swing Line Lender

By:
Title:

[Consented to:]

DeVry Education Group Inc.

By:
Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
6 To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.           Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of DeVry, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.7(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.7(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and (iii) agrees to be bound by the terms of the Pledge Agreement.

2.           Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.           General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT F-1

FORM OF U.S. SUBSIDIARY GUARANTY

(See attached.)

F-2-1

U.S. SUBSIDIARY GUARANTY

U.S. Subsidiaries of DeVry Education Group Inc.
Dated as of March 31, 2015

Re:  Credit Agreement dated March 31, 2015, as amended, among DeVry Education Group Inc., the Designated Borrowers party thereto, Bank of America, N.A. as Administrative Agent, Swing Line Lender
and L/C Issuer, and the other Lenders party thereto

TABLE OF CONTENTS

(Not a part of the Agreement)

SECTION	HEADING	PAGE

Attachments to U.S. Subsidiary Guaranty:

EXHIBIT A            Form of Guaranty Joinder

2

U.S. SUBSIDIARY GUARANTY

This U.S. Subsidiary Guaranty dated as of March 31, 2015 (as amended, restated, supplemented, extended or otherwise modified from time to time, this “Guaranty”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A.           Reference is made to the Credit Agreement dated as of March 31, 2015 (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”) among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers party thereto (the “Designated Borrowers” and, together with DeVry, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, revolving loans and letters of credit.

B.           Each Guarantor is a direct or indirect U.S. Subsidiary of DeVry.

C.           The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

D.           Each of the undersigned, and each Person that hereafter becomes obligated pursuant to Section 6.12 of the Credit Agreement to execute a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”), is willing to enter into this Guaranty as security for the Obligations under the Credit Agreement.

Now, Therefore, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.                      Definitions

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement or as the context shall otherwise require.

Section 2.                      Guaranty of Obligations and Credit Agreement

(a)           Subject to the limitations set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Administrative Agent and the Secured Parties: (1) the full and prompt payment of all Obligations including, without limitation, all principal of and interest under, all Loans (whether Base Rate Loans, Eurocurrency Rate Loans or Swing Line Loans), all L/C Obligations, all L/C Borrowings, all obligations under Specified Swap Contracts, all obligations under Specified Cash Management Agreements and all fees, expenses and other amounts, if any, from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent legally enforceable, interest due on overdue payments of principal) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Borrowers of each and all of the obligations, covenants and agreements required to be performed or owed by the Borrowers under the terms of the Loan Documents, the Specified Cash Management Agreements and the Specified Swap Contracts (collectively with the Loan Documents, the “Financing Documents”), and (3) the full and prompt payment, upon demand by the Administrative Agent or the Secured Parties, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Administrative Agent or any Secured Party under or in respect of any Loan Document or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Loan Documents or any of the terms thereof or any other like circumstance or circumstances (the payment, performance and observance of all such Obligations, covenants and agreements being herein collectively called the “Guaranteed Obligations”).

3

(b)           The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, be enforceable under applicable Law and result in the performance of the obligations of such Guarantor hereunder and not constitute a fraudulent transfer, obligation or conveyance.

(c)           All amounts payable under this Guaranty by each Guarantor shall be made in Dollars.

Section 3.                      Guaranty of Payment and Performance

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by Law, any right to require that any action on or in respect of any Obligation or any Financing Document be brought against the Borrowers or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy.  The Administrative Agent on behalf of the Secured Parties may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Borrowers or any other Person and without first resorting to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy.  The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent or any Secured Party of any direct or indirect security for, or other guaranties of, any debt, liability or obligation of the Borrowers or any other Person to the Administrative Agent or any Secured Party or by any failure, delay, neglect or omission by the Administrative Agent or any Secured Party to realize upon or protect any such guarantees, debt, liability or obligation or any instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by the Administrative Agent or any Secured Party.

The covenants and agreements on the part of the Guarantors herein contained shall be joint and several covenants and agreements, and references to the Guarantors shall be deemed references to each of them and none of them shall be released from liability hereunder by reason of this Guaranty ceasing to be binding as a continuing security on any other of them.

Section 4.                      General Provisions Relating to the Guaranty

(a)           Each Guarantor hereby consents and agrees that the Administrative Agent and/or any Secured Party from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as the Administrative Agent or such Secured Party may deem advisable:

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(1)           extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of the Borrowers or of any other Person secondarily or otherwise liable for any debt, liability or obligations of the Borrowers on the Guaranteed Obligations or under any Financing Document, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any Financing Document;

(2)           sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, the Administrative Agent or any Secured Party as direct or indirect security for the payment or performance of any debt, liability or obligation of the Borrowers or of any other Person secondarily or otherwise liable for any debt, liability or obligation of the Borrowers under any Financing Document; and/or

(3)           settle, adjust or compromise any claim of the Borrowers against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Borrowers under any Financing Document.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by Law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)           Each Guarantor hereby waives, to the fullest extent permitted by Law:

(1)              notice of acceptance of this Guaranty by the Administrative Agent or the Secured Parties or of the creation, renewal or accrual of any liability of the Borrowers, present or future, or of the reliance of the Administrative Agent or any of the Secured Parties upon this Guaranty (it being understood that all Guaranteed Obligations described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

(2)              demand of payment by the Administrative Agent on behalf of the Secured Parties from the Borrowers or any other Person indebted in any manner on or for any of the Guaranteed Obligations; and

(3)              presentment for the payment by the Administrative Agent on behalf of the Secured Parties or any other Person of any Financing Document or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of the Administrative Agent to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)           The obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns, and shall remain in full force and effect until the date on which all Commitments of the Lenders shall have terminated, all Letters of Credit shall have expired or terminated and all Obligations have indefeasibly been paid in full (the “Termination Date”) and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Guarantor:

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(1)              the genuineness, validity, regularity or enforceability of any of the Financing Documents or any of the terms of any thereof, the continuance of any obligation on the part of the Borrowers or any other Guarantor on or in respect of or under any Financing Document or the power or authority or the lack of power or authority of the Borrowers to execute and deliver any Financing Document or of any other Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Borrowers or any other Guarantor as a legal entity; or

(2)              any default, failure or delay, willful or otherwise, in the performance by the Borrowers or any other Guarantor of any obligations of any kind or character whatsoever under any Financing Document; or

(3)              any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Borrowers or any other Guarantor or in respect of the property of the Borrowers or any other Guarantor or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Borrowers or any other Guarantor; or

(4)              impossibility or illegality of performance on the part of the Borrowers or any other Guarantor of its obligations under any Financing Document; or

(5)              in respect of the Borrowers or any other Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Borrowers or any other Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of Law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Borrowers or any other Guarantor and whether or not of the kind hereinbefore specified; or

(6)              any attachment, claim, demand, charge, Lien, order, process, lien or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Borrowers or any Guarantor or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Guarantor, or against any sums payable in respect of or under any Financing Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)              any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Borrowers or any other Guarantor of its respective obligations under or in respect of any Financing Document; or

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(8)              the failure of any other Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)              any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any other Guarantor of failure of the Borrowers or any other Guarantor to keep and perform any obligation, covenant or agreement under the terms of any Financing Document, or this Guaranty or failure to resort for payment to the Borrowers or any other Guarantor or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)              the acceptance of any additional security or other guaranty, the advance of additional money to the Borrowers or any other Guarantor, amendments, modifications, consents or waivers with respect to any Financing Document, or the sale, release, substitution or exchange of any security for any Guaranteed Obligation; or

(11)              any change in the ownership of any shares of the Borrowers or any Guarantor; or

(12)              any defense whatsoever that:  (i) the Borrowers or any other Guarantor might have to the payment under any Financing Document, other than payment thereof in federal or other immediately available funds, or (ii) the Borrowers or any other Guarantor might have to the performance or observance of any of the provisions of any Financing Document, whether through the satisfaction or purported satisfaction by the Borrowers or any other Guarantor of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

(13)              any act or failure to act with regard to any Financing Document or anything which might vary the risk of any Guarantor; or

(14)              any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the obligations of any Guarantor under this Guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute, irrevocable and unconditional and shall not be discharged, impaired or varied except by the payment of all Obligations in accordance with their respective terms whenever the same shall become due and payable and all other sums due and payable under any Financing Document, at the place specified in and all in the manner and with the effect provided in the Credit Agreement.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Borrowers shall default under or in respect of the terms of any Financing Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Borrowers under any Financing Document shall remain in full force and effect and shall apply to each and every subsequent default.

(d)           All rights of the Administrative Agent or any Secured Party hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the appointment of a successor to the Administrative Agent or any permitted transfer by a Lender of its rights under the Credit Agreement, whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Borrowers.

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(e)           To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Administrative Agent and/or the Secured Parties to whom such payment was made, but such Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Borrowers with respect to the Obligations under the Financing Documents and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until the Termination Date.  If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of all amounts payable under the Financing Documents and this Guaranty, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties to be credited and applied to the amounts due or to become due with respect to all amounts payable under the Financing Documents and this Guaranty, whether matured or unmatured.  Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)           Each Guarantor agrees that, to the extent any Borrower, any other Guarantor or any other Person makes any payment under any of the Financing Documents, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made.  The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to the Administrative Agent or any Secured Party from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

(g)           Neither the Administrative Agent nor any Secured Party, shall be under any obligation:  (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Borrowers under or in respect of the Financing Documents or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h)           The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

Section 5.                      Representations and Warranties of the Guarantors

Each Guarantor represents and warrants to the Administrative Agent and each Secured Party that:

(a)           Such Guarantor is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company, limited partnership or other similar legal entity and is in good standing in each jurisdiction in which such qualification is required by Law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the ability of such Guarantor to perform its obligations under this Guaranty, or (2) the validity or enforceability of this Guaranty against such Guarantor (herein in this Section 5, a “Material Adverse Effect”).  Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

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(b)           This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c)           The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under its charter documents, or except for contraventions, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its Subsidiaries.

(d)           No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e)           Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.  Such Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.  Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty.  Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(f)           All representations in the Credit Agreement applicable to such Guarantors (or any of them) are true and correct in all material respects.

Section 6.                      Amendments, Waivers and Consents

This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), pursuant to the provisions of Section 11.1 of the Credit Agreement.  This Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder.

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Section 7.                      Submission to Jurisdiction; Waiver of Jury Trial

Section 7.1.                   Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)           EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTRY IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(b)           Each Guarantor agrees, to the fullest extent it may effectively do so under applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c)           Each Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Guarantor specified in Section 8 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 7.2.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to such party.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

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(d)           Nothing in this Section 7.1 shall affect the right of the Administrative Agent or the Secured Parties to serve process in any manner permitted by Law, or limit any right that the Administrative Agent or the Secured Parties may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)           Each Guarantor waives trial by jury in any action brought on or with respect to this Guaranty or the Financing Documents or any other document executed in connection herewith or therewith.

Section 7.2.                   Service of Process Upon Guarantors.  Each Guarantor hereby irrevocably designates, appoints and empowers DeVry and its successors as the designee, appointee and agent for each Guarantor to receive, accept and acknowledge, for and on behalf of such Guarantor and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Guaranty in the case of the New York federal and state courts located in New York City, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  Each Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, each Guarantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 7.2.  Each Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to any Financing Document or this Guaranty delivered to such Guarantor in accordance with this Section 7.2 or to its then designee, appointee or agent for service.  If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to any Guarantor at the address specified in Section 8 by registered or certified mail, or overnight express air courier; provided that failure of such Secured Party to provide such copy to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings.  Each Guarantor agrees that service upon such Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Guarantor with respect to matters contemplated in this Section 7.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent or the Secured Parties to bring actions, suits or proceedings with respect to the obligations and liabilities of any Guarantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the Administrative Agent or the Secured Parties may be located or assets of such Guarantor may be found or as otherwise shall to Administrative Agent or the Secured Parties seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by Law.

Section 8.                      Notices

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

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(1)           if to the Administrative Agent, to such address as listed in Schedule 11.2 of the Credit Agreement, or

(2)           if to any Guarantor, to such Guarantor c/o the Borrowers at One Tower Lane, Oakbrook Terrace, IL 60181, or at such other address as such Guarantor shall have specified to the Administrative Agent in writing.

Notices under this Section 8 will be deemed given only when actually received.

Section 9.                      Miscellaneous

(a)           No remedy herein conferred upon or reserved to the Administrative Agent or any Secured Party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at Law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Administrative Agent or any Secured Party to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Administrative Agent or Secured Party to physically produce the Financing Documents in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

(b)           The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose in the Credit Agreement, or by such other reasonable method or at such other address as the Administrative Agent or the Secured Parties shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Financing Documents.

(c)           Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)           This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each Secured Party and its successors and assigns whether so expressed or not, until the Termination Date.

(f)           This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

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(g)           This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the Law of the State of New York.

(h)           The Recitals are incorporated into this Guaranty by reference with the same force and effect as though set forth herein in full.

(i)           The Administrative Agent is authorized to enforce this Guaranty on behalf of the Secured Parties.

Section 10.                    Keepwell

Each Guarantor that is a Qualified ECP Guarantor at the time this Guaranty by any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby  jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty voidable under applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full.  Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each of the undersigned has caused this U.S. Subsidiary Guaranty to be duly executed by an authorized representative as of this 31st day of March, 2015.

DeVry University, Inc.
DeVry Educational Development Corp.
DeVry/New York, Inc.
U.S. Education Corporation
EdCOA Inc.
Carrington College, Inc.
American Institute of Health Technology, Inc.
DeVry Medical International, Inc.
Dominica Services, Inc.
Ross University Services, Inc.
Chamberlain College of Nursing & Health Sciences, Inc.
Becker Professional Development Corporation
Integrated Education Solutions LLC

By:
Name:
Title:

Chamberlain College of Nursing LLC (f/k/a Deaconess College of Nursing LLC),

By: Chamberlain College of Nursing and Health Sciences, Inc., its Sole Member

By:
Name:
Title:

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FORM OF GUARANTY JOINDER

This Guaranty Joinder dated as of _________, _____ (the or this “Guaranty Joinder”) is entered into [on a joint and several basis] by [each of] the undersigned __________, a ____________ corporation [and ____________, a ___________ corporation] ([which parties are hereinafter referred to individually as] an “Additional Guarantor” [and collectively as the “Additional Guarantors”]).  Terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement hereinafter referred to.

RECITALS

A.           [Each] Additional Guarantor, is presently a U.S. Subsidiary of DeVry Education Group Inc., a Delaware corporation, a Delaware corporation (“DeVry”).

B.           Reference is made to the Credit Agreement dated as of March 31, 2015 (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”) among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers party thereto (the “Designated Borrowers” and, together with DeVry, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, up to $400 million in loans.

C.           [Each] Additional Guarantor is required by Section 6.12 of the Credit Agreement to enter into the U.S. Subsidiary Guaranty dated as of March 31, 2015 (as amended, restated, supplemented, extended or otherwise modified , the “Guaranty”) as security for the Obligations.

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Guarantor does hereby covenant and agree, [jointly and severally,] as follows:

In accordance with the requirements of the Guaranty, the Additional Guarantor[s] desire to amend the definition of Guarantor (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor[s] shall be jointly and severally liable as Guarantors as set forth in the Guaranty for the Guaranteed Obligations of the Borrowers under the Credit Agreement to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected ____________ of the Additional Guarantor[s] and is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all Secured Parties.  The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty.  By its execution hereof, the Additional Guarantor[s] shall be deemed to have made the representations and warranties set forth in Section 5 of the Guaranty in favor of the Secured Parties as of the date of this Guaranty Joinder.

Upon execution of this Guaranty Joinder, the Guaranty shall be deemed to be amended as set forth above.  The Additional Guarantor[s] hereby become[s] a Guarantor under the Guaranty and as a Guarantor thereunder, hereby Guarantees all Guaranteed Obligations.  Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments may refer to the Guaranty without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed to include this Guaranty Joinder unless the context shall otherwise require.

[NAME OF ADDITIONAL GUARANTOR]

By:
Its:

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EXHIBIT F-2

FORM OF OFFSHORE SUBSIDIARY GUARANTY

(See attached.)

OFFSHORE SUBSIDIARY GUARANTY

OFFSHORE SUBSIDIARIES OF [INSERT DESIGNATED BORROWER]

Dated as of March 31, 2015

Re:  Credit Agreement dated March 31, 2015, as amended, among DeVry Education Group Inc., the Designated Borrowers party thereto, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto

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Table of Contents

(Not a part of the Agreement)

SECTION	HEADING	PAGE

Attachments to Offshore Subsidiary Guaranty:

Exhibit A                Form of Guaranty Joinder

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OFFSHORE SUBSIDIARY GUARANTY
[INSERT DESIGNATED BORROWER]

This Offshore Subsidiary Guaranty dated as of March 31, 2015 (as amended, restated, supplemented, extended or otherwise modified from time to time, this “Guaranty”) is entered into on a joint and several basis by each of the undersigned (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).

RECITALS

A.           Reference is made to the Credit Agreement dated as of March 31, 2015 (as amended, restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”) among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers party thereto (the “Designated Borrowers” and, together with DeVry, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A. as administrative agent (the “Administrative Agent”) providing for, among other things, revolving loans and letters of credit.

A.           Each Guarantor (other than the Guaranteed Borrower) is either (i) a direct or indirect Offshore Subsidiary of, or (ii) a direct or indirect parent of [insert Designated Borrower], a [_______________] (the “Guaranteed Borrower”).

B.           The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

C.           Each of the undersigned (other than the Guaranteed Borrower), and each Person which hereafter becomes obligated pursuant to Section 6.12 of the Credit Agreement to execute a Guaranty Joinder in substantially the form set forth as Exhibit A hereto (a “Guaranty Joinder”), is willing to enter into this Guaranty as security for the Obligations of the Guaranteed Borrower under the Credit Agreement and the Guaranteed Borrower is willing to enter into this Guaranty as security for the Specified Swap Contracts and Specified Cash Management Agreements of the other Guarantors.

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:

Section 1.                      Definitions

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement or as the context shall otherwise require.

Section 2.                      Guaranty of Obligations and Credit Agreement

(a)           Subject to the limitations set forth in Section 2(b) hereof, each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Administrative Agent and the Secured Parties:  (1) the full and prompt payment of all Obligations of the Guaranteed Borrower including, without limitation, all principal of and interest under, all Loans (whether Base Rate Loans or Eurocurrency Rate Loans) made to the Guaranteed Borrower, all L/C Obligations of the Guaranteed Borrower, all L/C Borrowings of the Guaranteed Borrower, all obligations under Specified Swap Contracts of the Guaranteed Borrower and the other Guarantors, all obligations under Specified Cash Management Agreements of the Guaranteed Borrower and the other Guarantors and all fees, expenses and other amounts for which the Guaranteed Borrower or such other Guarantors are liable, if any, from time to time outstanding, as and when such payments shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise (including, to the extent legally enforceable, interest due on overdue payments of principal) in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Guaranteed Borrower and the other Guarantors of each and all of the obligations, covenants and agreements required to be performed or owed by the Guaranteed Borrower or the other Guarantors under the terms of the Loan Documents with respect to the Obligations, Specified Cash Management Agreements and Specified Swap Contracts described in clause (2) above (collectively with the Loan Documents, the “Financing Documents”), and (3) the full and prompt payment, upon demand by the Administrative Agent or the Secured Parties, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Administrative Agent or any Secured Party under or in respect of the Guaranteed Borrower's Obligations under any Loan Document to which the Guaranteed Borrower or any of its Subsidiaries is a party or in any action in connection therewith or herewith and in each and every case irrespective of the validity, regularity, or enforcement of any of the Loan Documents or any of the terms thereof or any other like circumstance or circumstances (the payment, performance and observance of all such Obligations, covenants and agreements being herein collectively called the “Guaranteed Obligations”).  Notwithstanding anything contained herein or in the other Financing Documents, no Guarantor hereunder shall be liable hereunder for any Obligations of DeVry or any Obligations of any Designated Borrower other than the Guaranteed Borrower.  For purposes of this Guaranty, the Guaranteed Borrower shall be a “Guarantor” in respect of the Guaranteed Obligations owing by the other Guarantors under Specified Swap Contracts and Specified Cash Management Agreements.

(b)           The liability of each Guarantor under this Guaranty shall not exceed an amount equal to a maximum amount as will, after giving effect to such maximum amount and all other liabilities of such Guarantor, contingent or otherwise, be enforceable under applicable Law and result in the performance of the obligations of such Guarantor hereunder and not constitute a fraudulent transfer, obligation or conveyance.

(c)           All amounts payable under this Guaranty by each Guarantor shall be made in Dollars.

Section 3.                      Guaranty of Payment and Performance

This is a guarantee of payment and performance and each Guarantor hereby waives, to the fullest extent permitted by Law, any right to require that any action on or in respect of any Obligation or any Financing Document be brought against the Guaranteed Borrower, any other Guarantor or any other Person or that resort be had to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy.  The Administrative Agent on behalf of the Secured Parties may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Guaranteed Borrower, any other Guarantor or any other Person and without first resorting to any direct or indirect security for the Guaranteed Obligations or any Financing Document or any other remedy.  The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by the Administrative Agent or any Secured Party of any direct or indirect security for, or other guaranties of, any debt, liability or obligation of the Guaranteed Borrower, any other Guarantor or any other Person to the Administrative Agent or any Secured Party or by any failure, delay, neglect or omission by the Administrative Agent or any Secured Party to realize upon or protect any such guarantees, debt, liability or obligation or any instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by the Administrative Agent or any Secured Party.

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The covenants and agreements on the part of the Guarantors herein contained shall be joint and several covenants and agreements, and references to the Guarantors shall be deemed references to each of them and none of them shall be released from liability hereunder by reason of this Guaranty ceasing to be binding as a continuing security on any other of them.

Section 4.                      General Provisions Relating to the Guaranty

(a)           Each Guarantor hereby consents and agrees that the Administrative Agent and/or any Secured Party from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as the Administrative Agent or such Secured Party may deem advisable:

(1)           extend in whole or in part (by renewal or otherwise), modify, increase, change, compromise, release or extend the duration of the time for the performance or payment of any debt, liability or obligation of the Guaranteed Borrower, any other Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligations on the Guaranteed Obligations or under any Financing Document, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of any Financing Document;

(2)           sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, the Administrative Agent or any Secured Party as direct or indirect security for the payment or performance of any debt, liability or obligation of the Guaranteed Borrower or any other Guarantor or of any other Person secondarily or otherwise liable for any debt, liability or obligation under any Financing Document; and/or

(3)           settle, adjust or compromise any claim of the Guaranteed Borrower or any other Guarantor against any other Person secondarily or otherwise liable for any debt, liability or obligation of the Guaranteed Borrower or any other Guarantor under any Financing Document.

Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and agrees that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by Law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

(b)           Each Guarantor hereby waives, to the fullest extent permitted by Law:

(1)           notice of acceptance of this Guaranty by the Administrative Agent or the Secured Parties or of the creation, renewal or accrual of any liability of the Guaranteed Borrower or any other Guarantor, present or future, or of the reliance of the Administrative Agent or any of the Secured Parties upon this Guaranty (it being understood that all Guaranteed Obligations described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); and

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(2)           demand of payment by the Administrative Agent on behalf of the Secured Parties from the Guaranteed Borrower, any other Guarantor or any other Person indebted in any manner on or for any of the Guaranteed Obligations; and

(3)           presentment for the payment by the Administrative Agent on behalf of the Secured Parties or any other Person of any Financing Document or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.

The obligations of each Guarantor under this Guaranty and the rights of the Administrative Agent to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

(c)           The obligations of each Guarantor hereunder shall be binding upon such Guarantor and its successors and assigns, and shall remain in full force and effect until the date on which all Commitments of the Lenders to the Guaranteed Borrower shall have terminated, all Letters of Credit issued on behalf of the Guaranteed Borrower shall have expired or terminated and all Guaranteed Obligations of the Guaranteed Borrower and each other Guarantor have indefeasibly been paid in full (the “Termination Date”) and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Guarantor:

[In addition, the Guarantors organized under the laws of Brazil hereby expressly waive any benefit to which they may be entitled as set forth in Articles 827, 834, 835, 837, 838 and 839 of Law No. 10,406, of January 10, 2002, as amended, and Article 595 of Law 5,869, of January 11, 1973, as amended.]

(1)           the genuineness, validity, regularity or enforceability of any of the Financing Documents or any of the terms of any thereof, the continuance of any obligation on the part of the Guaranteed Borrower or any other Guarantor on or in respect of or under any Financing Document or the power or authority or the lack of power or authority of the Guaranteed Borrower or any other Guarantor to execute and deliver any Financing Document or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Guaranteed Borrower or any other Guarantor as a legal entity; or

(2)           any default, failure or delay, willful or otherwise, in the performance by the Guaranteed Borrower or any other Guarantor of any obligations of any kind or character whatsoever under any Financing Document; or

(3)           any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Guaranteed Borrower or any other Guarantor or in respect of the property of the Guaranteed Borrower or any other Guarantor or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the Guaranteed Borrower or any other Guarantor; or

(4)           impossibility or illegality of performance on the part of the Guaranteed Borrower or any other Guarantor of its obligations under any Financing Document; or

(5)           in respect of the Guaranteed Borrower or any other Guarantor, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Guaranteed Borrower or any other Guarantor, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Guaranteed Borrower or any other Guarantor and whether or not of the kind hereinbefore specified; or

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(6)           any attachment, claim, demand, charge, Lien, order, process, lien or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, debt, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Guaranteed Borrower or any other Guarantor or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Guarantor, or against any sums payable in respect of or under any Financing Document, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

(7)           any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Guaranteed Borrower or any other Guarantor of its respective obligations under or in respect of any Financing Document; or

(8)           the failure of any other Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or

(9)           any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any other Guarantor of failure of the Guaranteed Borrower or any other Guarantor to keep and perform any obligation, covenant or agreement under the terms of any Financing Document or this Guaranty or failure to resort for payment to the Guaranteed Borrower or any other Guarantor or to any other guaranty or to any property, security, Liens or other rights or remedies; or

(10)           the acceptance of any additional security or other guaranty, the advance of additional money to the Guaranteed Borrower or any other Guarantor, amendments, modifications, consents or waivers with respect to any Financing Document, or the sale, release, substitution or exchange of any security for any Guaranteed Obligation; or

(11)           any change in the ownership of any shares of the Guaranteed Borrower or any Guarantor; or

(12)           any defense whatsoever that:  (i) the Guaranteed Borrower or any other Guarantor might have to the payment under any Financing Document, other than payment thereof in federal or other immediately available funds, or (ii) the Guaranteed Borrower or any other Guarantor might have to the performance or observance of any of the provisions of any Financing Document, whether through the satisfaction or purported satisfaction by the Guaranteed Borrower or any other Guarantor of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

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(13)           any act or failure to act with regard to any Financing Document or anything which might vary the risk of any Guarantor; or

(14)           any other circumstance which might otherwise constitute a defense available to, or a discharge of any Guarantor in respect of the obligations of any Guarantor under this Guaranty;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of each Guarantor shall be absolute, irrevocable and unconditional and shall not be discharged, impaired or varied except by the payment of all Guaranteed Obligations of the Guaranteed Borrower and other Guarantors in accordance with their respective terms whenever the same shall become due and payable and all other sums due and payable under any Financing Document, at the place specified in and all in the manner and with the effect provided in the Credit Agreement.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Guaranteed Borrower or any other Guarantor shall default under or in respect of the terms of any Financing Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Guaranteed Borrower or any other Guarantor under any Financing Document shall remain in full force and effect and shall apply to each and every subsequent default.

(d)           All rights of the Administrative Agent or any Secured Party hereunder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the appointment of a successor to the Administrative Agent or any permitted transfer by a Lender of its rights under the Credit Agreement, whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Guaranteed Borrower.

(e)           To the extent of any payments made under this Guaranty, each Guarantor shall be subrogated to the rights of the Administrative Agent and/or the Secured Parties to whom such payment was made, but such Guarantor covenants and agrees that such right of subrogation shall be subordinate in right of payment to the prior indefeasible final payment in cash in full of all amounts due and owing by the Guaranteed Borrower and the other Guarantors with respect to the Guaranteed Obligations and by the Guarantors under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until the Termination Date.  If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the indefeasible payment in cash in full of all amounts payable by the Guaranteed Borrower or other Guarantors under the Financing Documents and this Guaranty, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties to be credited and applied to the amounts due or to become due with respect to all amounts payable by the Guaranteed Borrower or other Guarantors under the Financing Documents and this Guaranty, whether matured or unmatured.  Each Guarantor acknowledges that it has received direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waiver set forth in this paragraph (e) is knowingly made as a result of the receipt of such benefits.

(f)           Each Guarantor agrees that, to the extent the Guaranteed Borrower, any other Guarantor or any other Person makes any payment under any of the Financing Documents with respect to the Guaranteed Obligations, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made.  The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to the Administrative Agent or any Secured Party from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

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(g)           Neither the Administrative Agent nor any Secured Party, shall be under any obligation:  (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Guaranteed Borrower or any other Guarantor under or in respect of the Financing Documents or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.

(h)           The obligations of each Guarantor under this Guaranty rank pari passu in right of payment with all other Indebtedness of such Guarantor which is not secured or which is not expressly subordinated in right of payment to any other Indebtedness of such Guarantor.

Section 5.                      Representations and Warranties of the Guarantors

Each Guarantor represents and warrants to the Administrative Agent and each Secured Party that:

(a)           Such Guarantor is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, limited liability company, limited partnership or other similar legal entity and is in good standing in each jurisdiction in which such qualification is required by Law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the ability of such Guarantor to perform its obligations under this Guaranty, or (2) the validity or enforceability of this Guaranty against such Guarantor (herein in this Section 5, a “Material Adverse Effect”).  Such Guarantor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.

(b)           This Guaranty has been duly authorized by all necessary corporate or other organizational action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

(c)           The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under its charter documents, or except for contraventions, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the such Guarantor or any of its Subsidiaries.

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(d)           No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(e)           Such Guarantor is solvent, has capital not unreasonably small in relation to its business or any contemplated or undertaken transaction and has assets having a value both at fair valuation and at present fair salable value greater than the amount required to pay its debts as they become due and greater than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.  Such Guarantor does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due.  Such Guarantor will not be rendered insolvent by the execution and delivery of, and performance of its obligations under, this Guaranty.  Such Guarantor does not intend to hinder, delay or defraud its creditors by or through the execution and delivery of, or performance of its obligations under, this Guaranty.

(f)           All representations in the Credit Agreement applicable to such Guarantors (or any of them) are true and correct in all material respects.

Section 6.                      Amendments, Waivers and Consents

This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), pursuant to the provisions of Section 11.1 of the Credit Agreement.  This Guaranty may be amended by the addition of additional Guarantors pursuant to a Guaranty Joinder.

Section 7.                      Submission to Jurisdiction; Waiver of Jury Trial

Section 7.1.                      Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a)            EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS GUARANTY OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTRY IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

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(b)           Each Guarantor agrees, to the fullest extent it may effectively do so under applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c)           Each Guarantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 7.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of such Guarantor specified in Section 8 or at such other address of which you shall then have been notified pursuant to said Section or to any agent for service of process appointed pursuant to the provisions of Section 7.2.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to such party.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)           Nothing in this Section 7.1 shall affect the right of the Administrative Agent or the Secured Parties to serve process in any manner permitted by Law, or limit any right that the Administrative Agent or the Secured Parties may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)           Each Guarantor waives trial by jury in any action brought on or with respect to this Guaranty or the Financing Documents or any other document executed in connection herewith or therewith.

(f)           If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Guarantor in respect of any such sum due from it to the Administrative Agent or the Secured Parties hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Guaranty (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law).

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Section 7.2.                      Service of Process Upon Guarantors.  Each Guarantor hereby irrevocably designates, appoints and empowers DeVry and its successors as the designee, appointee and agent for each Guarantor to receive, accept and acknowledge, for and on behalf of such Guarantor and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Guaranty in the case of the New York federal and state courts located in New York City, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each Guarantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, each Guarantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 7.2.  Each Guarantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to any Financing Document or this Guaranty delivered to such Guarantor in accordance with this Section 7.2 or to its then designee, appointee or agent for service.  If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to any Guarantor at the address specified in Section 8 by registered or certified mail, or overnight express air courier; provided that failure of such Secured Party to provide such copy to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings.  Each Guarantor agrees that service upon such Guarantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Guarantor with respect to matters contemplated in this Section 7.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Guarantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent or the Secured Parties to bring actions, suits or proceedings with respect to the obligations and liabilities of any Guarantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the respective offices of the Administrative Agent or the Secured Parties may be located or assets of such Guarantor may be found or as otherwise shall to Administrative Agent or the Secured Parties seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by law.

Section 7.3.                      Tax Indemnity.  All payments whatsoever under this Guaranty will be made by any Guarantor free and clear of, and without liability for withholding or deduction for or on account of, any present or future Tax imposed or levied by or on behalf of (i) its jurisdiction of organization or (ii) any jurisdiction from or through which any amount is paid by any Guarantor pursuant to the terms of this Guaranty (hereinafter, a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by Law.  If any deduction or withholding or payment for any tax shall at any time be compelled by Law, each Guarantor will pay such additional amounts as may be necessary in order that the net amounts paid to each Secured Party pursuant to the terms of this Guaranty after such deduction or withholding (including, without limitation, any required deduction, withholding or other payment of Tax on or with respect to such additional amount) shall be not less than the amounts then due and payable under the terms of this Guaranty.

In connection with the transfer of rights under the Credit Agreement by a Lender, each Guarantor will furnish the Administrative Agent and the transferee of such with copies of all tax forms then required, if any, in order for payments to such Lender to be exempt from (or subject to a reduced rate of) withholding. Each Guarantor will also furnish the Administrative Agent and the Secured Parties, within the period of payment permitted by applicable Law, an official receipt, if any, issued by the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

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Section 7.4.                      Repayment.  Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Secured Party, or have any obligation to pay to any Secured Party, any refund of Taxes withheld or deducted from funds paid for the account of such Secured Party.  If the Administrative Agent or any Secured Party determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Guarantor or with respect to which any Guarantor has paid additional amounts pursuant to Section 7.3, it shall pay to such Guarantor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Guarantor under Section 7.3 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent or Secured Party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Guarantor, upon the request of the Administrative Agent or such Secured Party, agrees to repay the amount paid over to such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Secured Party in the event the Administrative Agent or such Secured Party is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require the Administrative Agent or any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Guarantor or any other Person.

Section 8.                      Notices

All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1)           if to the Administrative Agent, to such address as listed in Schedule 11.2 of the Credit Agreement, or

(2)           if to any Guarantor, to such Guarantor c/o the Borrowers at One Tower Lane, Oakbrook Terrace, IL 60181, or at such other address as such Guarantor shall have specified to the Administrative Agent in writing.

Notices under this Section 8 will be deemed given only when actually received.

Section 9.                      Miscellaneous

(a)           No remedy herein conferred upon or reserved to the Administrative Agent or any Secured Party is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at Law or in equity.  No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Administrative Agent or any Secured Party to exercise any remedy reserved to it under the Guaranty, it shall not be necessary for such Administrative Agent or Secured Party to physically produce the Financing Documents in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.

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(b)           The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose in the Credit Agreement, or by such other reasonable method or at such other address as the Administrative Agent or the Secured Parties shall have from time to time specified to the Guarantors in writing for such purpose, without the presentation or surrender of this Guaranty or any Financing Documents.

(c)           Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by Law) not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.

(e)           This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and each Secured Party and its successors and assigns whether so expressed or not, until the Termination Date.

(f)           This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.  Delivery of an executed counterpart of this Agreement by facsimile or other electronic means shall be effective as an original.

(g)           This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by the Law of the State of New York.

(h)           The Recitals are incorporated into this Guaranty by reference with the same force and effect as though set forth herein in full.

(i)           The Administrative Agent is authorized to enforce this Guaranty on behalf of the Secured Parties.

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Section 10.                      Keepwell

Each Guarantor that is a Qualified ECP Guarantor at the time this Guaranty by any Guarantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under the Loan Documents by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby  jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Guaranty voidable under applicable Debtor Relief Laws, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid and performed in full.  Each Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party for all purposes of the Commodity Exchange Act.

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IN WITNESS WHEREOF, each of the undersigned has caused this Offshore Subsidiary Guaranty to be duly executed by an authorized representative as of this _____ day of __________, 201__.

[GUARANTORS FOR GEI OFFSHORE GUARANTY

International Education Holdings, Inc.

By:
Name:
Title:

Ross University Management, Inc.

By:
Name:
Title:

Ross University School of Medicine, School of Veterinary Medicine Ltd.

By:
Name:
Title:

Ross University School of Medicine, School of Veterinary Medicine (St. Kitts) Ltd.

By:
Name:
Title:

Global Education International, Inc.

By:
Name:
Title:]

14

[GUARANTORS FOR GEN OFFSHORE GUARANTY

International Education Holdings, Inc.

By:
Name:
Title:

DeVry Educacional Do Brasil S.A.

By:
Name:
Title:

Academia Baiana de Ensino, Pesquisa e Extensão Ltda.

By:
Name:
Title:

Damasio Educacional S.A.

By:
Name:
Title:

Faculdade Boa Viagem S.A.

By:
Name:
Title:

Instituto de Ensino Superior da Amazônia Ltda

By:
Name:
Title:

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Integral - Grupo de Ensino Superior do Piauí S/C Ltda.

By:
Name:
Title:

Sociedade de Educação do Vale do Ipojuca S/A

By:
Name:
Title:

Sociedade Educacional da Paraíba Ltda

By:
Name:
Title:

Sociedade Educacional Ideal Ltda.

By:
Name:
Title:

Global Education International, BV

By:
Name:
Title:]

2

form of guaranty joinder
[INSERT DESIGNATED BORROWER]

This [guaranty joinder] dated as of _________, _____ (the or this “[Guaranty Joinder]”) is entered into [on a joint and several basis] by [each of] the undersigned __________, a ____________ corporation [and ____________, a ___________ corporation] ([which parties are hereinafter referred to individually as] an “Additional Guarantor” [and collectively as the “Additional Guarantors”]).  Terms not otherwise defined herein shall have the meaning set forth in the Credit Agreement hereinafter referred to.

RECITALS

A.           [Each] Additional Guarantor, is presently an Offshore Subsidiary of [Insert applicable Designated Borrower], (the “Guaranteed Borrower”).

B.           The Credit Extensions under the Credit Agreement have benefited and will continue to benefit the Borrowers and their Subsidiaries by, among other things, providing funds to enable the Borrowers to finance working capital and capital expenditures, support the issuance of standby letters of credit, make Restricted Payments to the extent permitted in Section 7.6 of the Credit Agreement, and for other general corporate purposes.

C.           [Each] Additional Guarantor is required by Section 6.12 of the Credit Agreement to enter into the Offshore Subsidiary Guaranty dated as of March 31, 2015 (the “Guaranty”).

NOW, THEREFORE, as required by the Credit Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, [each/the] Additional Guarantor does hereby covenant and agree, [jointly and severally,] as follows:

In accordance with the requirements of the Guaranty, the Additional Guarantor[s] desire to amend the definition of “Guarantor” (as the same may have been heretofore amended) set forth in the Guaranty attached hereto so that at all times from and after the date hereof, the Additional Guarantor[s] shall be jointly and severally liable as Guarantors as set forth in the Guaranty for the Guaranteed Obligations to the extent and in the manner set forth in the Guaranty.

The undersigned is the duly elected ____________ of the Additional Guarantor[s] and is duly authorized to execute and deliver this Guaranty Joinder for the benefit of all Secured Parties.  The execution by the undersigned of this Guaranty Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty.  By its execution hereof, the Additional Guarantor[s] shall be deemed to have made the representations and warranties set forth in Section 5 of the Guaranty in favor of the Secured Parties as of the date of this Guaranty Joinder.

Upon execution of this Guaranty Joinder, the Guaranty shall be deemed to be amended as set forth above.  The Additional Guarantor[s] hereby become[s] a Guarantor under the Guaranty and as a Guarantor thereunder, hereby guarantees all Guaranteed Obligations.  Except as amended herein, the terms and provisions of the Guaranty are hereby ratified, confirmed and approved in all respects.

Any and all notices, requests, certificates and other instruments may refer to the Guaranty without making specific reference to this Guaranty Joinder, but nevertheless all such references shall be deemed to include this Guaranty Joinder unless the context shall otherwise require.

3

[NAME OF ADDITIONAL GUARANTOR]

By:
Its:

4

EXHIBIT G
FORM OF PLEDGE AGREEMENT

(See attached.)

G-1

PLEDGE AGREEMENT

Dated as of March 31, 2015

By and Among

DEVRY EDUCATION GROUP INC.
AND
GLOBAL EDUCATION INTERNATIONAL, INC.
AND
CERTAIN OF THEIR SUBSIDIARIES

as the Grantors

And

BANK OF AMERICA, N.A.,
as Administrative Agent

Exhibit A -	U.S. Pledged Stock
Exhibit B -	Pledge Agreement Joinder

i

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as the same may be amended or modified from time to time, this “Agreement”) is dated as of March 31, 2015, by and among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers party hereto or who may become a party hereto (together with DeVry, the “Obligors”) by executing and delivering a Pledge Agreement Joinder (a “Joinder”) as hereinafter defined, certain subsidiaries of the Obligors party hereto or who may become a party hereto by executing and delivering a Joinder (such subsidiaries, the Obligors and any other Person which grants any Collateral to the Administrative Agent hereunder are collectively referred to as the “Grantors”), and Bank of America, N.A., in its capacity as Administrative Agent hereunder.

RECITALS:

A.           Pursuant to the terms of that certain Credit Agreement dated as of even date herewith (as amended, restated, superseded or otherwise modified from time to time, the “Credit Agreement”) among the Obligors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the banks and other lenders or institutions from time to time party thereto (the “Banks”), the Banks are extending credit to the Obligors on the terms provided therein.  The obligations of DeVry under the Credit Agreement are unconditionally guaranteed by certain U.S. Subsidiaries of DeVry, and the obligations of the Designated Borrowers under the Credit Agreement are unconditionally guaranteed by DeVry, by certain U.S. Subsidiaries of DeVry and by certain Offshore Subsidiaries of each Designated Borrower.

B.           As a condition to the extension of financial accommodations to be given under the Credit Agreement by the Banks, the Banks are requiring that the Obligors and the other Grantors and the Administrative Agent enter into this Agreement to secure the obligations of each Grantor in respect of the Financing Agreements,

C.           The Grantors have determined that the execution and delivery of this Agreement is in furtherance of their corporate purposes and in their best interest and that they will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances.

NOW, THEREFORE, in consideration of the premises and for the purpose of inducing the extension of financial accommodations by the Banks pursuant to the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

ARTICLE IV

DEFINITION OF TERMS

Section 1.1            Defined Terms.  As used in this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement and the following terms have the meanings indicated below, all such definitions to be equally applicable to singular and plural forms of the terms defined:

“Additional Grantor” means any Grantor that has executed a joinder to this Agreement in the form of Exhibit B hereto.

“Banks” has the meaning ascribed to that term in recitals hereto.

“Collateral” means the Pledged Stock, any additional collateral granted pursuant to Section 6.3 and any other collateral held or received by any Secured Party pursuant to this Agreement to secure payment of any Secured Obligation.

“Credit Agreement” has the meaning ascribed to that term in recitals hereto.

“Equity Interests” means, (i) with respect to any corporation, any capital stock of such corporation, (ii) with respect to any partnership or limited partnership, any partnership or limited partnership interest in such partnership or limited partnership, (iii) with respect to any limited liability company, any membership interest in such limited liability company, and (iv) with respect to any other business entity, any equity or ownership interest in such business entity.

“Financing Agreements” means the Loan Documents, any Specified Swap Contract and any Specified Cash Management Agreement.

“Grantors” has the meaning assigned thereto in the introductory paragraph hereto.

“Joinder” shall have the meaning assigned thereto in the introductory paragraph hereto in the form of Exhibit B or such other form that is acceptable to the Administrative Agent.

“Obligors” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

“Offshore Grantor” means any Grantor that is not a U.S. Grantor and shall include any U.S. Foreign Holdco, including International Education Holdings, Inc., that is a Grantor.

“Permitted Liens” means Liens permitted under Sections 7.1(a), (c), (h) or (j) of the Credit Agreement.

“Pledged Stock” means the Equity Interests pledged by the Grantors pursuant to Section 2.1 of this Agreement.

“Proceeds” has the meaning assigned to it under the UCC and, in any event, includes but is not limited to, (a) any and all proceeds of any collection, sale or other disposition of the Collateral (b) any and all amounts from time to time paid or payable under or in connection with any of the Collateral and (c) amounts collected by the Administrative Agent or any Secured Party by of set-off, deduction or counterclaim.

“Related Equity Rights” means, with respect to any Pledged Stock of a Subsidiary, all rights, authority, powers and privileges of the owner of such Pledged Stock, and all moneys and property and claims for moneys and property due and to become due to such owner under all dividends, distributions, declarations, profits, accounts, contract rights, voting rights, general intangibles, proceeds and any and all other interests and property rights relating to and/or due from such Subsidiary.

“Secured Obligations” means (a) with respect to any U.S. Grantor, all Obligations, (b) with respect to any Offshore Grantor who is a Designated Borrower, such Grantor’s Obligations under any of the Financing Agreements and (c) with respect to any other Offshore Grantor, such Offshore Grantor’s “Guaranteed Obligations” as defined in the Offshore Guaranty to which it is a party.

“Secured Parties” means the holders, from time to time, of the Secured Obligations.

“UCC” means the Uniform Commercial Code as the same may from time to time be in effect in any applicable jurisdiction.

“U.S. Grantor” means DeVry, and any of its U.S. Subsidiaries and any other Person organized under the Laws of a jurisdiction located within the United States who grants any Collateral to the Administrative Agent hereunder or any other security document securing any Secured Obligations; provided however, a U.S. Foreign Holdco shall not be a U.S. Grantor.

ARTICLE V

COLLATERAL; SECURED OBLIGATIONS

Section 5.1.           Pledged Stock.

(a)           To secure the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of the Secured Obligations, each U.S. Grantor hereby pledges, charges, assigns, transfers and sets over to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of such U.S. Grantor’s interest and property rights, whether now existing or hereafter acquired or arising, in and to:  (i) 100% of the Equity Interests directly owned by such U.S. Grantor of each U.S. Subsidiary that is not also a U.S. Foreign Holdco, (ii) 65% of the Equity Interests directly owned by such U.S. Grantor of each Designated Borrower, (ii) 65% of the Equity Interests directly owned by such U.S. Grantor of each Offshore Subsidiary and each U.S. Foreign Holdco that, in each case, directly or indirectly owns Equity Interests in such Designated Borrower and (iii) all Related Equity Rights of the foregoing.

(b)           To secure the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) by each Designated Borrower of the Obligations of such Designated Borrower, each U.S. Grantor hereby pledges, charges, assigns, transfers and sets over to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of such Grantor’s interest and property rights, whether now existing or hereafter acquired or arising, in and to:  (i) 100% of the Equity Interests directly owned by such Grantor of such Designated Borrower, (ii) 100% of the Equity Interests directly owned by such Grantor of each Offshore Subsidiary that directly or indirectly owns Equity Interests in such Designated Borrower, (iii) 100% of the Equity Interests directly owned by such Grantor of each U.S. Foreign Holdco that directly or indirectly owns Equity Interests in such Designated Borrower and (iv) all Related Equity Rights of the foregoing.

(c)           To secure the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of its Secured Obligations, each Designated Borrower hereby pledges, charges, assigns, transfers and sets over to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of such Offshore Grantor’s interest and property rights, whether now existing or hereafter acquired or arising, in and to: (i) 100% of the Equity Interests directly owned by such Designated Borrower of each of its Offshore Subsidiaries and (ii) all Related Equity Rights of the foregoing.

(d)           To secure the prompt payment and performance in full when due (whether by lapse of time, acceleration or otherwise) of its Secured Obligations, each Offshore Grantor (other than a Designated Borrower) hereby pledges, charges, assigns, transfers and sets over to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of such Offshore Grantor’s interest and property rights, whether now existing or hereafter acquired or arising, in and to:  (i) 100% of the Equity Interests directly owned by such Offshore Grantor of each Designated Borrower, (ii) 100% of the Equity Interests directly owned by such Grantor of each Offshore Subsidiary that directly or indirectly owns Equity Interests in a Designated Borrower, (iii) 100% of the Equity Interests directly owned by such Grantor of each Offshore Subsidiary that is a Subsidiary of a Designated Borrower and (iv) all Related Equity Rights of the foregoing.

(e)           Notwithstanding any provision of this Section 2.1 or any other provision of this Agreement to the contrary, it is understood that (i) as of the date hereof, the Equity Interest in Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited and Ross (Bahamas) Ltd. shall not be pledged pursuant to this Agreement unless and until such pledge is required under the Credit Agreement and (ii) no Dormant Subsidiary shall be pledged pursuant to this Agreement.

Section 5.2.           Delivery of Collateral by Secured Parties.  Each Secured Party agrees to promptly deliver to the Administrative Agent any other Collateral that it receives or holds, accompanied by documentation acceptable to the Administrative Agent, to be held as security for the Secured Obligations in accordance with the terms of this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

Each Grantor represents and warrants with respect to itself and the Collateral pledged and charged by such Grantor to, the Secured Parties that:

(a)           It is the owner of the Pledged Stock pledged and charged pursuant to this Agreement, and all rights incident thereto free and clear of any Lien other than the pledge and charge made hereunder and Permitted Liens.

(b)           If such Pledged Stock is certificated, it has deposited with the Administrative Agent the Pledged Stock pledged by such Grantor, together with a stock power duly endorsed in blank or accompanied by an assignment or assignments sufficient to transfer title thereto except to the extent that applicable Law requires the same, such forms must be executed by the purchaser and/or notarized in order for such stock power or transfer to be recorded.

(c)           This Agreement creates a valid security interest in the Collateral pledged by such Grantor securing payment and performance of the Secured Obligations and all filings and other action necessary to perfect such security interest under all applicable jurisdictions have been or will be taken contemporaneously with the initial funding under the Credit Agreement.

(d)           Each share of Pledged Stock is adequately described in and is subject to the lien of this Agreement.  The Administrative Agent has a valid first lien upon and (upon filing of certain documents in foreign jurisdictions) prior perfected security interest in the Pledged Stock subject to no equal or prior lien on the Pledged Stock (other than Liens permitted by Section 7.1(a) or (j) of the Credit Agreement).  No effective financing statement or other instrument similar in effect covering all or any part of the Pledge Stock is on file in any recording office, except such as may have been filed in favor of the Administrative Agent with respect to this Agreement or another Loan Document.

(e)           Each Grantor represents and warrants that the representations and warrants made with respect to such Grantor set forth in the Loan Documents are true and correct and such representations and warranties are incorporated herein by reference with the same force and effect as though set forth herein in full.

(f)           As of the date hereof, the Pledged Stock is identified on Exhibit A hereto.

ARTICLE VII

COVENANTS

Each Grantor, with respect to itself and the Collateral pledged and charged by it hereunder, covenants and agrees with the Secured Parties that:

(a)           Such Grantor will pay promptly when due all taxes, assessments, and governmental charges and levies upon or against the Collateral in each case before the same become delinquent and before penalties accrue thereon, unless (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of such Collateral or any material interference with the use thereof by such Grantor and (2) such Grantor shall have set aside on its books, reserves deemed by it to be adequate with respect thereto in accordance with and as required by GAAP.

(b)           It will not, without the Administrative Agent’s prior written consent, Dispose of or otherwise permit a Lien (other than Permitted Liens) to exist on Collateral or any interest therein, provided that such Grantor may sell, assign or otherwise Dispose of any Collateral or interest therein if such Disposition is permitted by the Credit Agreement.

(c)           It will not change its name, or except as aforesaid, transact business under any trade name, in each case without first giving the Administrative Agent 30 days’ prior written notice of its intent to do so, provided that in the case of any Acquisition by such Grantor of any business entity or operation giving rise to the requirement to give notice to the Administrative Agent of the use of a new trade name pursuant to the foregoing, such notice shall be given to the Administrative Agent within 30 days following the date such Acquisition is finalized.

(d)           The Administrative Agent agrees to prepare, and such Grantor agrees to cooperate with the Administrative Agent to execute and deliver to the Administrative Agent, such further agreements and assignments or other instruments and to do all such other things necessary or reasonably appropriate to assure the Administrative Agent its security interest hereunder, including such financing statement or statements, continuation statements or amendments thereof or supplements thereto or other instruments as may from time to time be required in order to comply with the UCC.

(e)           In the event for any reason the Law of any jurisdiction other than the State of New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interest of the Administrative Agent as set forth herein under the Law of such other jurisdiction to at least the same extent as such security interest would be protected under the UCC.  If any Collateral is in the possession or control of any of such Grantor’s agents or processors and the Administrative Agent so requests, such Grantor agrees to notify such agents or processors in writing of the Administrative Agent’s security interest therein and, upon the occurrence and continuance of an Event of Default and at the Administrative Agent’s request, instruct all agents and processors in possession of Collateral to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions.

(f)           It shall respond promptly to all reasonable requests of the Administrative Agent for information concerning the conduct of all lawsuits brought by such Grantor (or in which such Grantor participates) against any other Person.  Each Grantor will warrant and defend the Collateral pledged by it hereunder against any claims and demands of all persons at any time claiming the same or any interest in such Collateral adverse to the Administrative Agent.

(g)           Each Grantor shall remain liable to the Secured Parties under the Financing Agreements to which it is a party for any deficiency resulting after the sale of its Collateral. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the applicable Grantor or whomsoever the Administrative Agent reasonably determines is lawfully entitled thereto.

(h)           The Collateral and every part thereof will be free and clear of all security interests, liens (including without limitation mechanics’, laborers’ and statutory liens), attachments, levies and encumbrances of every kind, nature and description, whether voluntary or involuntary, other than the security interest granted hereunder and Permitted Liens.

ARTICLE VIII

ADMINISTRATIVE AGENT MAY PERFORM

On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its option, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including without limitation the payment of any insurance premiums, the payment of any taxes, liens and encumbrances, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may be compelled to make by operation of Law or which the Administrative Agent may make by agreement or otherwise for the protection of the security hereof.  All such sums and amounts so expended shall be repayable by the applicable Grantor immediately without notice or demand, shall constitute so much additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate.  No such performance of any covenant or agreement by the Administrative Agent on behalf of the Grantors, and no such advancement or expenditure therefor, shall relieve the Grantors of any Default under the terms of this Agreement.  The Administrative Agent, in making any payment hereby authorized may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim.  The Administrative Agent, in performing any act hereunder, shall be the sole judge in reasonably determining whether the Grantors are required to perform the same under the terms of this Agreement.

ARTICLE IX

ADMINISTRATION OF PLEDGED STOCK

Section 9.1                      Voting and Payment Rights in Respect of Pledged Equity.

Until an Event of Default has occurred and is continuing and the Administrative Agent instructs the Grantors otherwise, the Grantors shall be entitled:

(a)                      To vote all or any part of the Pledged Stock at any and all meetings of shareholders relating to such Pledged Stock and to execute consents in respect thereof, and to consent to ratify or waive notice of any or all meetings of the shareholders relating to such Pledged Stock with the same force and effect as if this Agreement had not been made, and, if necessary, upon the receipt of the written request from the applicable Grantor, the Administrative Agent shall from time to time execute and deliver to the applicable Grantor appropriate proxies for that purpose; and

(b)                      To receive, collect or have paid over all dividends declared or paid on the Pledged Stock, except (i) dividends or distributions constituting stock dividends, (ii) dividends or distributions in kind, or (iii) liquidating dividends (either partial or complete), any and all such excepted dividends and distributions to constitute and be additional security for the purposes aforesaid and to be paid over and/or pledged and deposited with the Administrative Agent, and the Administrative Agent shall have in respect thereof all of the powers and rights as are herein provided in respect of the initial Pledged Stock.

Section 9.2.                      Payments to Administrative Agent.  Each Grantor agrees that it shall pay over to the Administrative Agent, immediately upon receipt, any money or other distribution upon or in respect of the Pledged Stock or any part thereof, other than dividends which such Grantor is entitled to receive or retain under Section 6.1 above.

                Section 9.3.                   Further Assurances.  Each Grantor agrees that it shall comply with the requirements of Section 6.13 of the Credit Agreement with respect to all Equity Interests now or hereafter owned by such Grantor.

Section 9.4.                     Payments and Distributions Held in Trust.  All payments or other distributions received by such Grantor upon or in respect of the Pledged Stock other than which such Grantor is entitled to receive and retain under Section 6.1 or Section 6.3 shall be held in trust for the Administrative Agent and forthwith delivered by such Grantor in the form received, with such Grantor’s endorsement in blank for transfer or accompanied by an assignment or assignments sufficient to transfer title thereto, and shall constitute part of the Pledged Stock.

ARTICLE X

POWER OF ATTORNEY

Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing or completing any instruments which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purpose hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest; provided, however, that the Administrative Agent shall have no duty or obligation to any Grantor to collect or enforce payment of any of the Pledged Stock whether by way of presentment, demand, protest, notice of dishonor or otherwise.  Without limiting the generality of the foregoing, after the happening, but only during the continuance, of any Event of Default, the Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Grantor representing payments of dividends or any other distribution or payment in respect of the Pledged Stock or any part thereof and to give full discharge for the same.

ARTICLE XI

GRANTORS INDEMNIFICATION

Whether or not the transactions contemplated hereby are consummated, the U.S. Grantors and the Offshore Grantors, shall indemnify, defend and hold the Administrative Agent, each Secured Party and any of their respective Related Parties (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorney costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Secured Obligations or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that the Grantors shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person.  The agreements in this Section shall survive payment of all Secured Obligations.

ARTICLE XII

REMEDIES

(a)           With respect to all of the Collateral other than cash , upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights provided herein or by Law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the Law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Administrative Agent may, without demand and without advertisement, except with respect to a public sale, hearing or process of Law, all of which each Grantor hereby waives, at any time or times, sell and deliver any or all Collateral (other than cash) held by or for it at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, provided that said disposition complies with any legal requirements.  In addition to all other sums due any Secured Party, each Grantor shall pay the Administrative Agent all costs and expenses incurred by it, including a reasonable allowance for attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of its Collateral or Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Administrative Agent concerning any matter arising out of or connected with this Agreement, its Collateral or Secured Obligations, including without limitation any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute).  Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Grantors in accordance with Section 11(c) at least 10 days before the time of sale or other event giving rise to the requirement of such notice; however, no notification need be given to the Grantors if the Grantors have signed, after an Event of Default has occurred, a statement renouncing any right to notification of sale or other intended disposition, provided that the Grantors are not hereby agreeing to sign such a statement.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  To the extent permitted by Law, the Administrative Agent or any Bank may be the purchaser at any such sale.  To the extent permitted by applicable Law, the Grantors hereby waive all of their rights of redemption from any such sale.  Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b)           With respect to cash, upon the occurrence and during the continuation of any Event of Default, the Administrative Agent shall have, in addition to all other rights provided herein or by Law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the Law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), the right to exercise exclusive control over any proceeds of Collateral in its possession or held at any bank or in any lockbox, including cash, including without limitation the right to collect, withdraw and receive all amounts due or to become due or payable under each such deposit account, and shall have the right to apply such amounts in reduction of the Secured Obligations as contemplated by Section 8.3 of the Credit Agreement.

(c)           Failure by the Administrative Agent to exercise any right, remedy or option under this Agreement or any other agreement among the Grantors and the Administrative Agent or provided by Law, or delay by the Administrative Agent in exercising the same, shall not operate as a waiver; no waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated.  Neither the Administrative Agent nor any party acting as attorney for the Administrative Agent shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct.  The rights and remedies of the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Secured Parties may have.

ARTICLE XIII

CONTINUING AGREEMENT

This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations have been fully paid and satisfied in cash, all outstanding Letters of Credit have either terminated or expired, and any commitments of any Secured Party to extend any credit to any Borrower under the Credit Agreement shall have terminated.  Upon such termination of this Agreement, the Administrative Agent shall, upon the request and at the expense of the Grantors, forthwith release all its liens, charges and security interests hereunder.

ARTICLE XIV

MISCELLANEOUS

(a)           Pursuant to a supplement acceptable to the Administrative Agent, any present or future Grantor may from time to time pledge additional collateral to the Administrative Agent whereupon such additional collateral shall automatically become Collateral hereunder.  It being understood that the execution thereof by the Administrative Agent and/or any other Grantors shall not be required in order for such supplement to be effective.  Pursuant to a Joinder, any Person may become a Grantor hereunder and pledge collateral to the Administrative Agent as described in Exhibit A to the Joinder whereupon such collateral shall automatically become Collateral hereunder.  The Administrative Agent shall promptly notify the Secured Parties of the execution on any such Joinder, it being understood that the execution thereof by the Secured Parties, the Administrative Agent and/or any other Grantors shall not be required in order for such supplement to be effective.

(b)           This Agreement shall create a continuing security interest in the Collateral and shall be binding upon the Grantors, their successors and assigns and shall inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their respective successors and assigns which are permitted under the Credit Agreement provided, however, that no Grantor may assign its rights or delegate its duties hereunder without the Administrative Agent’s prior written consent.  Each Grantor hereby releases the Administrative Agent from any liability for any act or omission relating to the Collateral or this Agreement, except the Administrative Agent’s gross negligence or willful misconduct.

(c)           All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.2 of the Credit Agreement.

(d)           In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any Law or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such Law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provision hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(e)           This Agreement shall be deemed to have been made in the State of New York and shall be governed by and in accordance with the laws of the State of New York without regard to principles of conflicts of laws.  All terms which are used in this Agreement which are defined in the UCC shall have the same meanings herein as said terms do in the UCC unless this Agreement shall otherwise specifically provide, the headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(f)           The Administrative Agent hereby disclaims any representation or warranty to the Secured Parties concerning the perfection of the security interest granted hereunder or in the value of any of the Collateral.

(g)           Each of the Grantors and the Administrative Agent hereby, to the fullest extent permitted by Law, waives trial by jury in any action brought under or in connection with this Agreement or any of the documents or instruments executed in connection herewith.

(h)           This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each constituting an original, but all together one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery of executed counterparts of this Agreement by facsimile or other electronic means shall be effective as an original.

ARTICLE XV

GRANTORS’ WAIVERS AND CONSENTS

(a)           Each Grantor agrees that no Secured Party shall have any responsibility to inquire into the apportionment, allocation or disposition of any Proceeds as among the Grantors.

(b)           For the purpose of implementing the Financing Agreements, each Grantor hereby irrevocably appoints DeVry as its agent and attorney-in-fact for all purposes of the Financing Agreements, including without limitation the giving and receiving of notices and other communications.

(c)           Each Grantor acknowledges that the handling of the Collateral on a joint basis as set forth in this Agreement is solely an accommodation to Grantors and is done at their request.  Each Grantor agrees that no Secured Party shall incur any liability to any Grantor as a result thereof.  To induce the Secured Parties to enter into this Agreement, and in consideration thereof, each Grantor hereby agrees to indemnify each Secured Party and hold each Secured Party harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against any Secured Party by any Grantor or by any other Person arising from or incurred by reason of the structuring of this Agreement as herein provided, reliance by any Secured Party on any requests or instructions from any Grantor, or any other action taken by any Secured Party hereunder, except to the extent resulting from the gross negligence or willful misconduct of any Secured Party.  This Section shall survive termination of this Agreement.

(d)           Each Grantor represents and warrants to the Secured Parties that the request for joint handling of the Collateral hereunder was made because the Grantors are engaged in related operations.  Each Grantor expects to derive benefit, directly or indirectly, from such availability because the successful operation of Grantors is dependent on the continued successful performance of the functions of the group.

(e)           Each Grantor represents and warrants to the Secured Parties that (i) it has established adequate means of obtaining from each other Grantor on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Grantors and their respective property, and (ii) each Grantor now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Grantor, and its property.  Each Grantor hereby waives and relinquishes any duty on the part of any Secured Party to disclose to such Grantor any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Grantor, or the property of any other Grantor, whether now or hereafter known by any Secured Party during the life of this Agreement.

(f)           Each Grantor acknowledges that its Secured Obligations may derive from value provided directly to another Person and, in full recognition of that fact, each Grantor consents and agrees that any Secured Party may, at any time and from time to time, without notice to, or demand on, or the agreement of, such Grantor, and without affecting the enforceability or security of the Financing Agreements: (i) with the agreement of any other Grantor, supplement, modify, amend, extend, renew, accelerate, or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) with the agreement of any other Grantor, supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Secured Obligations or any part thereof or any of the Financing Agreements or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) with the agreement of any other Grantor, accept new or additional instruments, documents or agreements in exchange for or relative to any of the Financing Agreements or the Secured Obligations or any part thereof, (iv) accept partial payments on the Secured Obligations; (v) with the agreement of any other Grantor, receive and hold additional security or guaranties for the Secured Obligations or any part thereof, (vi) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as the Secured Parties in their sole and absolute discretion may determine; (vii) release any party or any guarantor from any personal liability with respect to the Secured Obligations or any part thereof; (viii) settle, release on terms satisfactory to the Secured Parties and any other Grantor or by operation of applicable laws or otherwise liquidate or enforce any Secured Obligations and any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Grantor or any other Person, and correspondingly restructure the Secured Obligations, continuing existence of any Lien under any other Financing Agreement to which any Grantor is a party or the enforceability hereof or thereof with respect to all or any part of the Secured Obligations.

Each Grantor expressly waives any right to require any Secured Party to marshal assets in favor of any Grantor or any other Person or to proceed against any other Grantor or any other Person or any Collateral provided by any other Grantor or any other Person, and agrees that any Secured Party may proceed against Grantors and/or the Collateral in such order as they shall determine in their sole and absolute discretion.  Any Secured Party may file a separate action or actions against any Grantor, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions.  Each Grantor agrees that any Secured Party and any other Grantor may deal with each other in connection with the Secured Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Grantor under the Financing Agreements.  Each Grantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Grantor or any other Secured Party with respect to any Secured Obligations, (b) the unenforceability or invalidity as to any other Grantor or any other Person of the Secured Obligations, (c) the unenforceability or invalidity of any security or guaranty for the Secured Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Secured Obligations, (d) the cessation for any cause whatsoever of the liability of any Grantor or any other Person (other than by reason of the full payment and performance of all Secured Obligations), (e) to the extent permitted by Law, any failure of any Secured Party to give notice of sale or other disposition to any Grantor or any defect in any notice that may be given in connection with any sale or disposition, (f) to the extent permitted by Law, any failure of any Secured Party to comply with applicable Laws in connection with the sale or other disposition of any Collateral or other security for any Secured Obligation, including without limitation any failure of any Secured Party to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any obligation, (g) any act or omission of any Secured Party or others that directly or indirectly results in or aids the discharge or release of any Grantor or any other Person or the Secured Obligations or any other security or guaranty therefor by operation of Law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation, (i) any failure of any Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Grantor, (j) the election by any Secured Party, in any bankruptcy proceeding of any other Grantor, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Grantor, (1) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (m) any agreement or stipulation with any other Grantor with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.
(g)           In the event that all or any part of the Secured Obligations at any time are secured by any one or more deeds of trust or mortgages creating or granting liens on any interests in real property, each Grantor authorizes any Secured Party, upon the occurrence of and during the continuance of any Default or Event of Default, at their sole option, without notice or demand and without affecting any Secured Obligations or the validity or enforceability of any Liens of any Secured Party on any Collateral, to foreclose any or all of such deeds of trust or mortgages by judicial or nonjudicial sale.  Each Grantor expressly waives any defenses to the enforcement of the Financing Agreements or any Liens created or granted under the Financing Agreements or to the recovery by any Secured Party against any other Grantor or any guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of a Grantor and may preclude Grantor from obtaining reimbursement or contribution from any Grantor.

(h)           To the extent that any Collateral pledged by a Grantor is sold hereunder and applied as payment of such Grantor’s obligations under its Guaranty of the Secured Obligations, such Grantor’s rights of subrogation shall be as set forth in such Guaranty.

ARTICLE XVI

SERVICE OF PROCESS, JUDGMENT CURRENCY, ETC.

Section 16.1                      Consent to Jurisdiction; Service of Process; Judgment Currency; Waiver of Jury Trial.

(a)           EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(b)           Each Grantor agrees, to the fullest extent it may effectively do so under applicable Law, that a final judgment in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 13.1 brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment.

(c)           Each Grantor consents to process being served in any suit, action or proceeding of the nature referred to in paragraph (a) of this Section 13.1 in accordance with Section 11(c) or to any agent for service of process appointed pursuant to the provisions of Section 13.2.  Each Grantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the full extent permitted by Law, be taken and held to be valid personal service upon and personal delivery to such party.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)           Nothing in this Section 13.1 shall affect the right of the Administrative Agent to serve process in any manner permitted by Law, or limit any right that the Administrative Agent may have to bring proceedings against such Grantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)           If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of each Grantor in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Grantor in the Agreement Currency, such Grantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Grantor (or to any other Person who may be entitled thereto under applicable law).

(f)           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 16.2         Service of Process Upon Agent.  Each Grantor hereby irrevocably designates, appoints and empowers DeVry, and successors as the designee, appointee and agent of such Grantor to receive, accept and acknowledge, for and on behalf of such Grantor and its properties, service of any and all legal process, summons, notices and documents which may be served in such action, suit or proceeding relating to this Agreement in any Federal or New York State court sitting in New York City, which service may be made on any such designee, appointee and agent in accordance with legal procedures prescribed for such courts.  Each Grantor agrees to take any and all action necessary to continue such designation in full force and effect and should such designee, appointee and agent become unavailable for this purpose for any reason, such Grantor will forthwith irrevocably designate a new designee, appointee and agent, which shall irrevocably agree to act as such, with the powers and for purposes specified in this Section 13.2.  Each Grantor further irrevocably consents and agrees to service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding relating to this Agreement delivered to such Grantor in accordance with this Section 13.2 or to its then designee, appointee or agent for service.  If service is made upon such designee, appointee and agent, a copy of such process, summons, notice or document shall also be provided to such Grantor in accordance with Section 11(c); provided that failure of such holder to provide such copy to such Grantor shall not impair or affect in any way the validity of such service or any judgment rendered in such action or proceedings.  Each Grantor agrees that service upon such Grantor or any such designee, appointee and agent as provided for herein shall constitute valid and effective personal service upon such Grantor with respect to matters contemplated in this Section 13.2 and that the failure of any such designee, appointee and agent to give any notice of such service to such Grantor shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.  Nothing herein shall, or shall be construed so as to, limit the right of the Administrative Agent to bring actions, suits or proceedings with respect to the obligations and liabilities of any Grantor under, or any other matter arising out of or in connection with, this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which the offices of the Administrative Agent may be located or assets of any Grantor may be found or as otherwise shall to the Administrative Agent seem appropriate, or to affect the right to service of process in any jurisdiction in any other manner permitted by Law.

Section 16.3                      Keepwell.

Each U.S. Grantor that is a Qualified ECP Guarantor at the time the Guaranty under the Loan Documents by any Grantor that is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Loan Party”) or the grant of a security interest under this Agreement by any such Specified Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby  jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under its Guaranty voidable under applicable Debtor Relief Laws, and not for any greater amount).

Each Offshore Grantor that is a Qualified ECP Guarantor at the time the Guaranty under the Loan Documents by any other Offshore Grantor that is either a direct or indirect parent of, or Subsidiary of, such Offshore Grantor but is not then an “eligible contract participant” under the Commodity Exchange Act (a “Specified Offshore Loan Party”) or the grant of a security interest under this Agreement by any such Specified Offshore Loan Party, in either case, becomes effective with respect to any Swap Obligation, hereby  jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Offshore Loan Party with respect to such Swap Obligation as may be needed by such Specified Offshore Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under it Guaranty voidable under applicable Debtor Relief Laws, and not for any greater amount).

The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Grantor intends this Section to constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Loan Party or Specified Offshore Loan Party, as applicable, for all purposes of the Commodity Exchange Act.

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duty executed as of the date first above written.

DEVRY EDUCATION GROUP INC.
DEVRY UNIVERSITY, INC.
DEVRY EDUCATIONAL DEVELOPMENT CORP.
U.S. EDUCATION CORPORATION
DEVRY MEDICAL INTERNATIONAL, INC.
CHAMBERLAIN COLLEGE OF NURSING &
HEALTH SCIENCES, INC.
ROSS UNIVERSITY SERVICES, INC.
INTERNATIONAL EDUCATION HOLDINGS, INC.
GLOBAL EDUCATION INTERNATIONAL, INC.
ROSS UNIVERSITY MANAGEMENT, INC.
DEVRY/NEW YORK, INC.
EDCOA INC.
CARRINGTON COLLEGE, INC.
AMERICAN INSTITUTE OF HEALTH
TECHNOLOGY, INC.
DOMINICA SERVICES INC.
BECKER PROFESSIONAL DEVELOPMENT
CORPORATION
INTEGRATED EDUCATION SOLUTIONS LLC

By:
Name:
Title:

CHAMBERLAIN COLLEGE OF NURSING LLC (F/K/A
DEACONESS COLLEGE OF NURSING LLC),

By:	CHAMBERLAIN COLLEGE OF NURSING AND
HEALTH SCIENCES, INC., ITS SOLE MEMBER

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

On this _____ day of ____________, _____, before me personally appeared _________________. who, being by me duly sworn did depose and say that he/she resides at ________________________; that he/she is ______________ of ____________________, the corporations described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

NOTARY PUBLIC

Accepted and Agreed:

BANK OF AMERICA, N.A., as Administrative
Agent, on behalf of itself and all Banks
under the Credit Agreement

By:
Name:
Title:

STATE OF	)
) SS:
COUNTY OF	)

On this _____ day of ____________, ____, before me personally appeared _________________. who, being by me duly sworn did depose and say that he/she resides at ________________________; that he/she is ______________ of ____________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

NOTARY PUBLIC

Pledged Stock

Owner of Pledged Equity Interest	Issuer of Pledged Equity Interest	Certificate No.	No. of Shares
U.S. Education Corporation	American Institute of Health Technology, Inc.	101	2,000
DeVry Education Group Inc.	Becker Professional Development Corporation	2	1,000
U.S. Education Corporation	Carrington College, Inc.	102	1,000
DeVry Education Group Inc.	Chamberlain College of Nursing and Health Sciences, Inc.	2	100
Chamberlain College of Nursing and Health Sciences, Inc.	Chamberlain College of Nursing LLC	Uncertificated	100% of Membership Interests
DeVry University, Inc.	DeVry Educational Development Corp.	2	1,000
DeVry Education Group Inc.	DeVry Medical International, Inc.	17 18 PA 12 PB 5	1,042,937 Common Shares 87,288 Common Shares 40,224.125 Class A Preferred Shares 25,000 Class B Preferred Shares
DeVry Education Group Inc.	DeVry University, Inc.	2	1,000
DeVry Education Group Inc.	DeVry/New York Inc.	2	1,000
DeVry Medical International, Inc.	Dominica Services Inc.	2	10
U.S. Education Corporation	EdCOA Inc.	11	100,000
DeVry Education Group Inc.	Integrated Education Solutions LLC (f/k/a DeVry Online Services, LLC)	Uncertificated	100% of Membership Interests
Ross University Services, Inc.	International Education Holdings, Inc.	3	1,000
DeVry Education Group Inc.	International Education Holdings, Inc.	4	10
DeVry Medical International, Inc.	Ross University Services, Inc.	2	1,000
DeVry Education Group Inc.	U.S. Education Corporation	C-102 PFA-2 PFB-2	1,392,017.32 Common Shares 70,653.73139 Class A Preferred Shares 1,000 Class B Preferred Shares
International Education Holdings, Inc.	Global Education International, Inc.	2 3	65 35
Global Education International, Inc.	Ross University Management, Inc.	4	10,000
Ross University Management, Inc.	Ross University School of Medicine, School of Veterinary Medicine Limited	V7 V8	65 35

EXHIBIT B

PLEDGE AGREEMENT JOINDER

This PLEDGE AGREEMENT JOINDER dated as of ________, _____ (the or this “Joinder”) is entered into by the undersigned , a corporation (a “Grantor”), to amend the definition of Grantor as set forth in Pledge Agreement dated as of March 31, 2015 (the “Pledge Agreement”).  Terms not otherwise defined herein shall have the meaning set forth in the Pledge Agreement.

RECITALS

A.           The Grantor, is presently a Subsidiary of [DeVry Education Group Inc., a Delaware corporation, a Delaware corporation (“DeVry”) or [Insert the applicable Designated Borrower] (“_______”)].

B.           Pursuant to the terms of that certain Credit Agreement dated as of March 31, 2015 (as amended, restated, superseded or otherwise modified from time to time, the “Credit Agreement”) among the Obligors, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the banks and other lenders or institutions from time to time party thereto (the “Banks”), the Banks are extending credit to the Obligors on the terms provided therein.  The obligations of DeVry under the Credit Agreement are unconditionally guaranteed by certain Subsidiaries of DeVry which are organized under the laws of a jurisdiction within the United States (the “U.S. Subsidiaries”), and the obligations of each Designated Borrower under the Credit Agreement are unconditionally guaranteed by DeVry, by the U.S.  Subsidiaries and by certain direct and indirect Subsidiaries of such Designated Borrower which are organized under the laws of a jurisdiction located outside the United States (the “Offshore Subsidiaries”).  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

C.           As a condition to the extension of financial accommodations to be given under the Credit Agreement by the Banks, the Banks required that the Obligors and the other Grantors and the Administrative Agent enter into the Pledge Agreement to secure the obligations of each Grantor in respect of the Financing Agreements, as otherwise more particularly set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the Grantor does hereby covenant and agree, as follows:

The Grantor desires to amend the definition of Grantor (as the same may have been heretofore amended) set forth in the Pledge Agreement attached hereto so that at all times from and after the date hereof, the Grantor shall pledge Collateral for the Secured Obligations under the Pledge Agreement to the extent and in the manner set forth therein.  The Grantor does hereby pledges, charges, assigns, transfers and sets over to the Administrative Agent, for the ratable benefit of the Secured Parties, and hereby pledges, charges, assigns, transfers and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a continuing security interest in all of such Grantor’s interest and property rights, whether now existing or hereafter acquired or arising, in and to the property described on Exhibit A to this Joinder.  [Specify whether DeVry and/or the applicable Designated Borrower’s obligations are to be secured.]

The undersigned is the duly elected ___________________ of the Grantor and is duly authorized to execute and deliver this Joinder.  The execution by the undersigned of this Joinder shall evidence its consent to and acknowledgment and approval of the terms set forth herein and in the Pledge Agreement by such execution the Grantor shall be deemed to have made the representations and warranties set forth in Section 3 of the Pledge Agreement in favor of the Administrative Agent and Secured Parties as of the date of this Joinder.

Upon execution of this Joinder, the Pledge Agreement shall be deemed to be amended as set forth above.  Except as amended herein, the terms and provisions of the Pledge Agreement are hereby ratified, confirmed and approved in all respects.

[At time of execution this form of Joinder shall be revised and/or shall contain such additional terms or provisions as may be deemed acceptable by the Administrative Agent, provided that such terms and provisions shall apply to all Secured Obligations and all Secured Parties equally and ratably.]

Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Pledge Agreement without making specific reference to this Joinder, but nevertheless all such references shall be deemed to include this Joinder unless the context shall otherwise require.

[NAME OF ADDITIONAL GUARANTOR]

By
Its

STATE OF	)
) SS:
COUNTY OF	)

On this _____ day of _______________________, 20____, before me personally appeared ____________________________, who, being by me duly sworn did depose and say that he/she resides at ________________________ that he/she is ____________________ of ________________________, the corporation described in and which executed the above instrument and that he/she executed this instrument on behalf of said corporation and that he/she had authority to do so.

NOTARY PUBLIC

EXHIBIT A TO PLEDGE AGREEMENT JOINDER

[Description of collateral]

EXHIBIT H
FORM OF ADMINISTRATIVE QUESTIONNAIRE

(See attached.)

EXHIBIT I
FORM OF DESIGNATED BORROWER REQUEST

Date:  ___________, _____

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request is made and delivered pursuant to Section 2.17 of that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Request and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of ______________________ (the "Designated Borrower") and DeVry hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a wholly-owned Offshore Subsidiary of DeVry.

The documents required to be delivered to the Administrative Agent under Section 2.17 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby request that the Designated Borrower be entitled to receive Loans and to have Letters of Credit issued for its account under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor DeVry on its behalf shall have any right to request any Loans or Letters of Credit for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Joinder Agreement delivered to DeVry and the Lenders pursuant to Section 2.17 of the Credit Agreement.

This Designated Borrower Request shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

I-1

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

DEVRY EDUCATION GROUP INC.,
a Delaware corporation

By:
Name:
Title:

I-2

EXHIBIT J
FORM OF DESIGNATED BORROWER JOINDER AGREEMENT

Date:  ___________, _____

To:           DeVry Education Group Inc.

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Joinder Agreement is executed and delivered pursuant to Section 2.17 of that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement;" the terms defined therein being used herein as therein defined), among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender and reference is made thereto for full particulars of the matters described therein.  All capitalized terms used in this Designated Borrower Joinder Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto hereby confirm that from and after the date hereof, [Name of Designated Borrower] (the "Designated Borrower") shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower.  The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

Effective as of the date hereof [Name of Designated Borrower] shall be a Designated Borrower and be permitted to receive Loans and Letters of Credit for its account on the terms and conditions set forth in the Credit Agreement [and herein]11 and shall otherwise be a Borrower for all purposes of the Credit Agreement; provided that no Revolving Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

The additional terms and conditions applicable to extensions of credit to the Designated Borrower shall be:

[Insert applicable terms and conditions.]

This Designated Borrower Joinder Agreement shall constitute a Loan Document under the Credit Agreement.

1 Include bracketed language if additional terms and conditions apply.

J-1

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

[DESIGNATED BORROWER]

By:
Name:
Title:

DEVRY EDUCATION GROUP INC.,
a Delaware corporation

By:
Name:
Title:

J-2

EXHIBIT K

FORM OF SECURED PARTY DESIGNATION NOTICE

Date:  _________, _____

To:	Bank of America, N.A.,
as Administrative Agent
Agency Management
[ADDRESS]

Ladies and Gentlemen:

THIS SECURED PARTY DESIGNATION NOTICE is made by _______________________, a ______________ (the “Designor”), to BANK OF AMERICA, N.A., as Administrative Agent under that certain Credit Agreement referenced below (in such capacity, the “Administrative Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, DeVry Education Group, Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender have entered into that certain Credit Agreement, dated as of March 31, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which certain loans and financial accommodations have been made to the Borrower;

WHEREAS, in connection with the Credit Agreement, a Lender or Affiliate of a Lender is permitted to designate its [Cash Management Agreement/Swap Contract] as a [“Secured Cash Management Agreement”/”Secured Hedge Agreement”] under the Credit Agreement and the Collateral Documents;

WHEREAS, the Credit Agreement requires that the Designor deliver this Secured Party Designation Notice to the Administrative Agent; and

WHEREAS, the Designor has agreed to execute and deliver this Secured Party Designation Notice:

Designation.  [_____________] hereby designates the [Cash Management Agreement/Swap Contract] described on Schedule 1 hereto to be a “[Specified Cash Management Agreement/Specified Swap Contract]” and hereby represents and warrants to the Administrative Agent that such [Cash Management Agreement/Swap Contract] satisfies all the requirements under the Loan Documents to be so designated.  By executing and delivering this Secured Party Designation Notice, the Designor, as provided in the Credit Agreement, hereby agrees to be bound by all of the provisions of the Loan Documents which are applicable to it as a provider of a [Specified Cash Management Agreement/Specified Swap Contract] and hereby (a) confirms that it has received a copy of the Loan Documents and such other documents and information as it has deemed appropriate to make its own decision to enter into this Secured Party Designation Notice, (b) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto (including, without limitation, the provisions of Section 9.01 of the Credit Agreement), and (c) agrees that it will be bound by the provisions of the Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a provider of a [Cash Management Agreement/Swap Contract].  Without limiting the foregoing, the Designor agrees to indemnify the Administrative Agent as contemplated by Section 11.04(c) of the Credit Agreement.

K-1

GOVERNING LAW.  THIS SECURED PARTY DESIGNATION NOTICE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Secured Party Designation Notice to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[signature page follows]

DESIGNOR:

By:
Name:
Title:

ADMINISTRATIVE AGENT:

By:
Name:
Title:

K-2

EXHIBIT L

FORM OF NOTICE OF LOAN PREPAYMENT

TO:	Bank of America, N.A., as Administrative Agent

RE:	Credit Agreement dated as of March 31, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among DeVry Education Group Inc., a Delaware corporation (“DeVry”), the Designated Borrowers from time to time party thereto (and together with DeVry, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

DATE:	[Date]

The undersigned Borrower hereby notifies the Administrative Agent that on _____________12 pursuant to the terms of Section 2.5(a) of the Credit Agreement, such Borrower intends to prepay the following Loans as more specifically set forth below:

☐	Voluntary prepayment in the following amount(s):

	☐	Eurocurrency Rate Loans: $_______________________13
Applicable Interest Period: _______________________

	☐	Base Rate Loans: $_______________________14

☐	Voluntary prepayment of Swing Line Loans in the following amount(s): $ _______________________15

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

12Specify date of such prepayment.
13Any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
14Any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).
15 Any prepayment of Swing Line Loans shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or if less, the entire principal amount thereof outstanding).

L-1

[BORROWER],
a [___________]

By:
Name:
Title:

L-2